EXHIBIT 99.1


             3D SYSTEMS AND DTM CORPORATION ANNOUNCE PLANS TO MERGE

  ACQUISITION WILL SECURE 3D SYSTEMS' LEADERSHIP IN THE SOLID IMAGING INDUSTRY

        VALENCIA, Calif. and AUSTIN, Tx.--(BUSINESS WIRE)--April 3, 2001--3D Systems Corp. (Nasdaq: TDSC) and DTM Corporation (Nasdaq: DTMC) announced today that they have signed a definitive merger agreement under which 3D Systems will purchase all of the outstanding shares of common stock of DTM for $5.80 per share in cash. The acquisition will bring together two leading companies from the solid imaging industry, combining their complementary products and customers and extending 3D Systems' global reach. The transaction will value DTM at approximately $45 million (before transaction costs).

        Under the agreement, which has been unanimously approved by the boards of directors of both companies, 3D Systems will commence a tender offer for any and all outstanding shares of DTM common stock no later than five business days after receiving financing commitments in an amount sufficient to fund the acquisition and provide for 3D's ongoing working capital needs. 3D Systems anticipates that it will arrange for the financing commitments on or prior to May 3, 2001, and that the tender offer would close in June 2001. The tender offer will be followed by a merger in which each share of DTM common stock not tendered through the offer will convert to a right to receive $5.80 in cash. All employee options will be converted into a right to receive cash at the same value as the common stock (less the applicable exercise price) as part of the merger. After the merger, DTM will become a wholly owned subsidiary of 3D Systems.

        The tender offer will be subject to the receipt by 3D Systems of the financing necessary to complete the transaction, as well as a number of customary conditions, including the tender of at least 67 percent of DTM's outstanding shares of common stock. DTM's chief executive officer and DTM Acquisition Corp., DTM's largest shareholder, representing approximately 49% of DTM's outstanding shares of common stock, have entered into agreements to tender their shares pursuant to the tender offer.

        On a pro forma basis, the combined companies had approximately $150 million in revenues in 2000. 3D Systems expects that the combination will result in significant operating benefits and be accretive (after excluding integration and other costs of combining the two companies) during the first year of operations. It is expected that DTM will continue to maintain its presence in Austin, Texas following the offer. John Murchison, President and Chief Executive Officer of DTM, is expected to join the 3D Systems Board of Directors following the closing of the transaction.

        "We are very pleased to join with DTM to create the preeminent solid imaging company in the world," stated Brian K. Service, president and CEO of 3D Systems. "We are currently the leading company in the solid imaging arena. We believe our merger with DTM will enable us to continue our growth into the rapidly developing market for mass customization, rapid tooling, and direct or indirect in-line manufacturing processes which requires new materials such as



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metal, plastic, composites and ceramics to allow us to offer the broadest range of solid imaging applications," he added.

        John S. Murchison, III., President and CEO of DTM, said, "The opportunity for DTM to join 3D Systems is an exciting development for our customers, shareholders and employees. We believe the merger will result in a company that is uniquely equipped with the technologies, product solutions and resources to develop and grow the rapid prototyping and small volume manufacturing markets. We are looking forward to working closely with 3D Systems' management to complete the merger and integration of our respective companies."

        A.G. Edwards & Sons, Inc. acted as financial adviser for 3D Systems in this transaction, and Hoak Breedlove Wesneski & Co. acted as financial adviser to DTM.

        3D SYSTEMS WILL CONDUCT A CONFERENCE CALL TO DISCUSS THE MERGER ON TUESDAY, APRIL 3, 2001 AT 3:00 P.M. EDT. TO ACCESS THE CALL, DIAL 800-251-3185 (INTERNATIONAL CALLERS: 415-908-6299).

ABOUT 3D SYSTEMS

        3D Systems, headquartered in Valencia, California, provides solid imaging products and services that substantially reduce the time and cost required to design, test and manufacture products. The company's systems utilize patented technologies that create physical objects from digital input.

        3D Systems currently offers the ThermoJet(R) office printer and SLA(R) industrial systems, which include proprietary software and materials. Product pricing in the U.S. begins at $49,995 for the company's entry-level printer and extends up to $799,000 for its feature-rich industrial SLA system. The company also licenses the 3D Keltool(R) process, a complementary application that produces injection molding and die casting inserts from SLA system master patterns. In February 2001, 3D Systems announced it acquired OptoForm, a French company that developed stereolithography systems using paste materials.

        Based in Valencia, Calif., 3D Systems was founded in 1986 and is recognized as the world technology and market leader in solid imaging. For additional information, visit the company's website at www.3dsystems.com or phone (888) 337-9786, ext. 763. For an investor packet, call the company's shareholder communications service at (800) 757-1799.

[Note to editors: ThermoJet, SLA, Keltool and the 3D logo are registered trademarks of 3D Systems.]

ABOUT DTM CORPORATION

        DTM develops, manufactures, and markets advanced rapid prototyping and manufacturing systems, including the Sinterstation 2500plus. A growing number of manufacturers and service bureaus worldwide use these systems to rapidly create three-dimensional prototypes, parts, molds, tooling, and casting patterns.

        All Sinterstation systems utilize a process called selective laser sintering (SLS) to create 3-D objects from Computer Aided Design (CAD) data. The Sinterstation creates the part in a


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matter of hours using a CO2 laser to fuse together layers of powdered plastic, metal, or ceramic powders. The results are durable 3-D parts produced in a fraction of the time it would typically take using other traditional methods.

        Among the companies currently using Sinterstations are manufacturers such as BMW, Boeing, Pitney Bowes, Rockwell International, Volvo Penta, and others. In addition, numerous service bureaus throughout the world include Sinterstation systems in their offerings to companies with only an occasional need for rapidly produced functional prototypes and parts. Parts and prototypes made on Sinterstation systems also are used in non-industrial settings, such as science and medicine. For more information on DTM's systems, customers, and applications, visit the company's website at www.dtm-corp.com.

Sinterstation(R), and SLS(R) are registered trademarks and DuraForm(TM) is a trademark of DTM Corporation.

NOTICE TO READ TENDER OFFER DOCUMENTS:

        A TENDER OFFER STATEMENT ON SCHEDULE TO WILL BE FILED BY 3D SYSTEMS AND A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL BE FILED BY DTM WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). YOU ARE URGED TO READ THE TENDER OFFER STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC. THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT ON
SCHEDULE 14D-9 AND OTHER DOCUMENTS FILED WITH THE SEC WILL CONTAIN IMPORTANT INFORMATION THAT YOU SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE TENDER OFFER AND RELATED TRANSACTIONS. YOU MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS FILED BY 3D SYSTEMS AND DTM WITH THE SEC AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC BY 3D SYSTEMS WILL BE AVAILABLE FREE OF CHARGE FROM 3D SYSTEMS BY DIRECTING A REQUEST TO 3D SYSTEMS CORP, 26081 AVENUE HALL, VALENCIA, CA, 91355. IN ADDITION, THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND OTHER DOCUMENTS TO BE FILED WITH THE SEC BY DTM MAY BE OBTAINED FREE OF CHARGE FROM DTM BY DIRECTING A REQUEST TO 1611 HEADWAY CIRCLE, BUILDING 2, AUSTIN, TX, 78754.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENT OF 3D SYSTEMS OR DTM TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS RELEASE AND THAT MAY AFFECT EACH COMPANY'S PROSPECTS IN GENERAL INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN GENERAL AND INDUSTRY-WIDE ECONOMIC AND BUSINESS CONDITIONS; THE AVAILABILITY OF CAPITAL ON ACCEPTABLE TERMS; THE AVAILABILITY OF FINANCING IN AMOUNTS NECESSARY TO ALLOW 3D SYSTEMS TO COMMENCE THE TENDER AND TO PURCHASE THE DTM SHARES; ACTIONS OF COMPETITORS AND CUSTOMERS; THE UNCERTAIN OUTCOME OF LITIGATION IN WHICH THE PARTIES ARE OR MAY BECOME INVOLVED, INCLUDING THE ONGOING LITIGATION BETWEEN DTM AND EOS GMBH; THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; THE AVAILABILITY AND ACCEPTANCE OF 3D SYSTEMS' AND DTM'S PRODUCTS GENERALLY; THE EXTENT TO WHICH THE COMPANIES ARE ABLE TO DEVELOP


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NEW PRODUCTS AND MARKETS FOR THEIR PRODUCTS; AND SUCH OTHER FACTORS AS ARE
DESCRIBED IN THE COMPANIES' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000.


For more information CONTACT:

3D Systems
Jeff Krinks, 661/295-5600, ext. 2910
krinksj@3dsystems.com
or

For 3D Systems:

Self & Associates
Trudy Self, 818/880-5437
tmself@aol.com

Contact DTM Corporation, 1611 Headway Circle, Building 2, Austin, TX, USA 78754; phone +1-512-339-2922; fax +1-512-832-6753; web site: http://www.dtm-corp.com;
email marketing@dtm-corp.com.

Contact:

Geoff Kreiger  +1-512-339-2922